UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM

8.01

Other Events

In connection with the closing of the previously announced Share Exchange Agreement dated as of July 31, 2012 by and among The Digital Development Group Corp. (the “Company”), Digitally Distributed Acquisition Corp. (“DDAC”), and the shareholders of DDAC, the Company cancelled a total of 37,550,000 shares of Company common stock effective as of September 10, 2012.

As of the date of this report, the Company has a total of 55,950,000 shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.

Dated: September 14, 2012	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer